Exhibit 99.1

DYNAVAX

DYNAVAX TECHNOLOGIES

2929 Seventh Street, Suite 100 Berkeley, CA 94710

Contacts:
Deborah A. Smeltzer	Amy Figueroa
VP Operations & Chief Financial Officer	Investor Relations & Corporate Communications
510-665-7222	510-665-7211
dsmeltzer@dynavax.com	afigueroa@dynavax.com

DYNAVAX ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

BERKELEY, Calif. - August 4, 2009 - Dynavax Technologies Corporation (Nasdaq: DVAX) today reported financial results for the second quarter and six months ended June 30, 2009.

Dynavax reported $53.0 million in cash, cash equivalents, marketable securities and investments held by Symphony Dynamo, Inc. (SDI), collectively referred to as total cash, at June 30, 2009. This compared to $60.5 million at March 31, 2009.

Total revenues for the second quarter 2009 were $15.9 million, compared to $10.0 million reported for the second quarter in 2008. Total revenues were $35.2 million for the six months ended June 30, 2009, compared to $16.3 million for the same period in 2008. The significant increase in revenues for the second quarter and six months ended June 30, 2009 was primarily attributable to the recognition of $12.9 million and $28.5 million, respectively, of non-cash deferred revenue that was accelerated following the announcement of the termination of the Merck & Co., Inc. collaboration for HEPLISAV(TM), Dynavax's investigational hepatitis B vaccine. The Company completed the recognition of the non-cash deferred revenue relating to the HEPLISAV collaboration in the second quarter 2009.

On a pro forma basis, including collaboration funding from SDI and excluding the non-cash deferred revenue from the Merck collaboration, revenues were $3.7 million and $8.3 million, respectively, for the second quarter and six months ended June 30, 2009, compared to $10.8 million and $18.0 million for the same period in 2008.

Total operating expenses were $13.0 million for the second quarter 2009, compared to $16.6 million for the second quarter 2008. Total operating expenses were $28.0 million for the six months ended June 30, 2009, compared to $36.5 million for the same period in 2008. The decrease in operating expenses for 2009 was primarily due to a reduction in clinical development costs associated with HEPLISAV and the discontinuation of development for the TOLAMBA(TM) ragweed allergy program in May 2008.

On a pro forma basis, excluding the non-cash charges for stock-based compensation and amortization of intangible assets, operating expenses were $12.1 million and $26.3 million, respectively, for the second quarter and six months ended June 30, 2009, compared to $15.6 million and $34.6 million for the same periods in 2008.

- more -

The tables included as part of this press release provide a reconciliation of GAAP revenues and operating expenses to pro forma revenues and operating expenses.

The net income of $4.1 million, or $0.10 per share, reported for the second quarter 2009 improved from the net loss of $6.1 million, or $0.15 per share, for the same period in 2008. The net income of $9.2 million, or $0.23 per share, reported for the six months ended June 30, 2009 was also significantly improved compared to the net loss of $18.5 million, or $0.47 per share, for the same period in 2008. The improvement in net loss for 2009 is due to the recognition of non-cash deferred revenue and a decrease in total operating expenses.

Program Update

Phase 3 HEPLISAV Hepatitis B Vaccine - As reported in a separate press release today, Dynavax has met with the U.S. Food and Drug Administration (FDA) to discuss its plans to resume clinical development for HEPLISAV.

Clinical-Stage Programs - Dynavax's clinical-stage programs include Phase 1b hepatitis C and hepatitis B therapies.

Hepatitis C Therapy - SD-101 is a second generation TLR-9 agonist being developed for hepatitis C and is entirely funded through the SDI agreement. Phase 1 studies have demonstrated SD-101's safety, tolerability, and antiviral activity and Dynavax is reviewing future development options with Symphony Capital.

Hepatitis B Therapy - DV-601 combines both surface and core HBV antigens and Dynavax is planning to initiate a Phase 1b clinical trial.

Preclinical Programs - Dynavax's preclinical programs include programs partnered with pharmaceutical partners AstraZeneca and GlaxoSmithKline and the Company's Universal Flu vaccine. The vaccine has demonstrated its biological mechanism in a flu model.

2009 Financial Outlook

Dynavax plans to provide its updated financial outlook for 2009 after determining the timing, scope, and funding for HEPLISAV's future development.

Conference Call

Dynavax will webcast a conference call today at 5:00 p.m. ET (2:00 p.m. PT). The live and archived webcast can be accessed by visiting the investor relations section of the Company's Web site at http://investors.dynavax.com/newsevents.cfm.

About Dynavax

Dynavax Technologies Corporation, a clinical-stage biopharmaceutical company, discovers and develops novel products to prevent and treat infectious diseases. The Company's lead product candidate is HEPLISAV, a Phase 3 vaccine targeted for individuals who are less responsive to current licensed hepatitis B vaccines. For more information visit www.dynavax.com.

- more -

Forward Looking Statements

This press release contains "forward-looking statements," that are subject to a number of risks and uncertainties. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in our business, including whether and when the FDA will remove the clinical hold for HEPLISAV, whether HEPLISAV can be further developed, financed or commercialized, or even if further development is permitted, that successful clinical development and regulatory approval can occur in a timely manner or without significant additional studies and difficulties or delays in development; initiation and completion of clinical trials of the Company's other product candidates; the results of clinical trials and the impact of those results on the initiation and completion of subsequent trials and issues arising in the regulatory process; the Company's ability to obtain additional financing to support its operations, possible claims against the Company based on the patent rights of others; and other risks detailed in the "Risk Factors" section of the Company's current periodic reports with the SEC. The Company undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available.

Information on Dynavax's website at www.dynavax.com is not incorporated by reference in the Company's current periodic reports with the SEC.

- tables to follow -

DYNAVAX TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues:
Collaboration revenue	$ 14,596	$ 7,701	$ 32,288	$ 13,475
Grant revenue	895	1,122	2,034	1,446
Service and license revenue	393	1,155	906	1,371
Total revenues	15,884	9,978	35,228	16,292

Operating expenses:
Research and development (1)	9,239	12,946	19,571	28,066
General and administrative (2)	3,533	3,420	7,957	7,991
Amortization of intangible assets	245	245	490	490
Total operating expenses (3)	13,017	16,611	28,018	36,547

Income (loss) from operations	2,867	(6,633)	7,210	(20,255)

Interest income	46	439	156	1,148
Interest expense	(12)	(1,340)	(27)	(2,684)
Other income (expense)	226	(34)	(120)	228

Net income (loss).	3,127	(7,568)	7,219	(21,563)

Add: Losses attributed to noncontrolling interest in SDI	983	1,489	1,992	3,055

Net income (loss) attributable to Dynavax	$ 4,110	$ (6,079)	$ 9,211	$ (18,508)

Basic net income (loss) per share	$ 0.10	$ (0.15)	$ 0.23	$ (0.47)
Shares used to compute basic net income (loss) per share	39,923	39,806	39,906	39,795
Diluted net income (loss) per share	$ 0.10	$ (0.15)	$ 0.23	$ (0.47)
Shares used to compute diluted net income (loss) per share	40,064	39,806	39,906	39,795
  Research and development expenses included non-cash stock-based compensation charges of $0.3 million and $0.4 million for the three and six months ended June 30, 2009, respectively. Research and development expenses included non-cash stock-based compensation charges of $0.4 million and $0.6 million for the three and six months ended June 30, 2008, respectively.
  General and administrative expenses included non-cash stock-based compensation charges of $0.3 million and $0.8 million for the three and six months ended June 30, 2009, respectively. General and administrative expenses included non-cash stock-based compensation charges of $0.4 million and $0.9 million for the three and six months ended June 30, 2008, respectively.
  Total operating expenses excluding non-cash stock-based compensation charges are $12.4 million and $26.8 million for the three and six months ended June 30, 2009, respectively. Total operating expenses excluding non-cash stock-based compensation charges are $15.8 million and $35.1 million for the three and six months ended June 30, 2008, respectively.

- more -

DYNAVAX TECHNOLOGIES CORPORATION

RECONCILIATION OF GAAP REVENUES TO PRO FORMA REVENUES

(In thousands)

(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

GAAP revenues	$ 15,884	$ 9,978	$ 35,228	$ 16,292
ADD: Collaboration funding incurred under SDI programs	795	1,432	1,542	2,963
LESS: Non-cash deferred revenue from Merck collaboration	12,948	619	28,485	1,283
Pro forma revenues (1)	$ 3,731	$ 10,791	$ 8,285	$ 17,972
  These pro forma amounts are intended to illustrate the Company's revenues including collaboration funding provided for the SDI programs and excluding certain non-cash items. The collaboration funding is reflected in the amount attributed to the noncontrolling interest in SDI in the Company's consolidated statement of operations, but would have been reported as revenue if SDI's results of operations were not consolidated with those of the Company. Management of the Company believes the pro forma results are a more useful measure of the Company's revenues because it provides investors the ability to evaluate the Company's operations in the manner that management uses to assess the continued progress of operating programs. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

  DYNAVAX TECHNOLOGIES CORPORATION

  RECONCILIATION OF GAAP OPERATING EXPENSES TO PRO FORMA OPERATING EXPENSES

  (In thousands)

  (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

GAAP operating expenses	$ 13,017	$ 16,611	$ 28,018	$ 36,547
LESS: Stock-based compensation expense	667	775	1,186	1,436
Amortization of intangible assets	245	245	490	490
Pro forma operating expenses (2)	$ 12,105	$ 15,591	$ 26,342	$ 34,621
  These pro forma amounts are intended to illustrate the Company's operating expenses excluding certain non-cash charges in accordance with the financial statements that management uses to evaluate the Company's operations. These pro forma results are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

- more -

DYNAVAX TECHNOLOGIES CORPORATION

SELECTED BALANCE SHEET DATA

(In thousands)
	June 30,	December 31,
	2009	2008
Assets	(unaudited)
Cash and cash equivalents and marketable securities (1)	$ 53,040	$ 68,476
Property and equipment, net	8,610	9,510
Goodwill	2,312	2,312
Other intangible assets, net	1,769	2,259
Other assets	3,417	8,066
Total assets	$ 69,148	$ 90,623

Liabilities and stockholders' equity
Accounts payable	$ 1,222	$ 905
Accrued liabilities	6,682	6,816
Current portion of deferred revenue	3,672	33,133
Noncurrent portion of deferred revenue	17,798	18,512
Liability from Program Option exercised under the SDI collaboration	15,000	15,000
Other long-term liabilities	166	101
Stockholders' equity	24,608	16,156
Total liabilities and stockholders' equity	$ 69,148	$ 90,623
  These amounts also included investments held by SDI of $22.8 million and $25.1 million as of June 30, 2009 and December 31, 2008, respectively.

# # #